   As filed with the Securities and Exchange Commission on October 15, 2004

================================================================================

                                 SCHEDULE 14A
                                (Rule 14a-101)
                    Information required in Proxy Statement

                           Schedule 14A Information
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant                        [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [X] Preliminary Proxy Statement

  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  [_] Definitive Proxy Statement

  [_] Definitive Additional Materials

  [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           BNY HAMILTON FUNDS, INC.
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  [_] (1)Title of each class of securities to which transaction applies:

         ________________________________________________________________________________________________________________

  [_] (2)Aggregate number of securities to which transaction applies:

         ________________________________________________________________________________________________________________

  [_] (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

         ________________________________________________________________________________________________________________

  [_] (4)Proposed maximum aggregate value of transaction:

         ________________________________________________________________________________________________________________

  [_] (5)Total fee paid:

         ________________________________________________________________________________________________________________

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
      Form or Schedule and the date of its filing.

      (1)Amount Previously Paid:

         ________________________________________________________________________________________________________________

      (2)Form, Schedule or Registration Statement No.:

         ________________________________________________________________________________________________________________

      (3)Filing Party:

         ________________________________________________________________________________________________________________

      (4)Date Filed:

         ________________________________________________________________________________________________________________

================================================================================

                           BNY HAMILTON FUNDS, INC.

                      BNY Hamilton Large Cap Growth Fund

                        BNY Hamilton Equity Income Fund

                               3435 Stelzer Road
                           Columbus, Ohio 43219-3035
                                (800) 426-9363

                               -----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To be held on December 9, 2004

                               -----------------

To our Shareholders:

   Notice is hereby given that a Special Meeting of the Shareholders of each of the BNY Hamilton Large Cap Growth Fund (the "Large Cap Growth Fund") and the BNY Hamilton Equity Income Fund (the "Equity Income Fund"), each a series of BNY Hamilton Funds, Inc. (the "Company") will be held on December 9, 2004, at 10:00 am at the offices of BISYS Fund Services at 100 Summer Street, Suite 1500, Boston, Massachusetts 02110 (each, a "Special Meeting"), for the following purposes:

    1. For Large Cap Growth Fund shareholders to consider a change to the Large Cap Growth Fund's investment objective (Proposal 1);

    2. For Equity Income Fund shareholders to consider a change to the Equity Income Fund's investment objective (Proposal 2); and

    3. To transact such other business as may properly come before a Special Meeting, or any adjournment or postponement thereof.

   These items are discussed in greater detail in the attached Joint Proxy Statement.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE PROPOSAL APPLICABLE TO THEM.

   Only shareholders of record at the close of business on October 8, 2004 are entitled to notice of, and to vote at, a Special Meeting or any adjournment thereof. As a convenience to shareholders, you can now vote in any one of the following ways:

      By mail, with the enclosed proxy card;

      By telephone, with a toll-free call to the telephone number that appears on your proxy card;

      Through the Internet, by using the Internet address located on your proxy card and following the instructions on the site; or

      In person at the Special Meeting.

   If you have any questions regarding the proposal, please feel free to call the Company at (800) 426-9363.


                                                  By Order of the Board of
                                                  Directors

                                                  Traci Thelen
                                                  Secretary

Dated: October [  ], 2004

WHETHER OR NOT YOU EXPECT TO ATTEND A SPECIAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY OR SUBMIT YOUR PROXY BY PHONE OR THE INTERNET. WE ASK YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

   The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

    1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

    2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

    3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

           Registration                    Valid Signatures
           ------------                    ----------------
           Corporate Accounts

           (1)ABC Corp.                    ABC Corp.
           (2)ABC Corp.                    John Doe, Treasurer
           (3)ABC Corp.
                  c/o John Doe,            John Doe
                  Treasurer
           (4)ABC Corp. Profit             John Doe, Director
              Sharing Plan

           Trust Accounts

           (1)ABC Trust                    Jane B. Doe, Director
           (2)Jane B. Doe, Director
                  u/t/d 12/28/78           Jane B. Doe

           Custodial or Estate
             Accounts

           (1)John B. Smith, Cust.
                  f/b/o John B.            John B. Smith
                  Smith, Jr. UGMA
           (2)John B. Smith                John B. Smith, Jr.,
                                           Executor

                           BNY HAMILTON FUNDS, INC.

                      BNY Hamilton Large Cap Growth Fund

                        BNY Hamilton Equity Income Fund

                               3435 Stelzer Road
                           Columbus, Ohio 43219-3035
                                (800) 426-9363

                               -----------------

                             JOINT PROXY STATEMENT

                               -----------------

   This Joint Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors to shareholders of the BNY Hamilton Large Cap Growth Fund (the "Large Cap Growth Fund") and the BNY Hamilton Equity Income Fund (the "Equity Income Fund"), each a series of BNY Hamilton Funds, Inc. (the "Company") for use at a Special Meeting of Shareholders to be held on December 9, 2004, at 10:00 am at the offices of BISYS Fund Services at 100 Summer Street, Suite 1500, Boston, Massachusetts 02110 or any adjournments thereof (each, a "Special Meeting"). At the Special Meeting for Large Cap Growth Fund, shareholders of the Large Cap Growth Fund will be asked to consider a change to the Large Cap Growth Fund's investment objective. At the Special Meeting of Equity Income Fund, shareholders of the Equity Income Fund will be asked to consider a change to the Equity Income Fund's investment objective. Shareholders will also be asked to consider such other business as may properly come before a Special Meeting and any adjournments thereof.

   It is expected that the Notice of Special Meeting, Joint Proxy Statement and form of Proxy will be mailed to shareholders on or about October [28], 2004.

   The close of business on October 8, 2004 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, a Special Meeting. Each share will be entitled to one vote at a Special Meeting. As of the Record Date, there were 36,404,317 shares of the Large Cap Growth Fund issued, outstanding and entitled to vote at the Large Cap Growth Fund's Special Meeting and 28,659,864 shares of the Equity Income Fund issued, outstanding and entitled to vote at the Equity Income Fund's Special Meeting.

   The costs of soliciting proxies for a Special Meeting, including the costs of preparing, printing and mailing the accompanying Notice of Special Meeting and this Joint Proxy Statement and the costs of a Special Meeting and any adjournments thereof, will be borne by The Bank of New York (the "Adviser"). [The Company has retained Georgeson Shareholder Communications Inc., a professional proxy solicitation firm, to assist with any necessary solicitation of proxies. Shareholders may receive a telephone call from the professional proxy solicitation firm asking the shareholder to vote. The anticipated cost of
the solicitation is expected to be approximately [$     ], which will be borne
by the Adviser.]

   If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at a Special Meeting in accordance with the instructions on the Proxy. If no instructions are specified, shares will be voted "FOR" Proposal 1 or Proposal 2. If a Proxy (i) is properly executed and returned accompanied by instructions to withhold authority to vote, (ii) represents a broker "non-vote" (that is, a Proxy from a broker or nominee indicating that such a person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power), or
(iii) is marked with an abstention (collectively, "abstentions"), the shares represented thereby will be considered to be present at a Special Meeting for purposes of determining the existence of a quorum for the transaction of business. However, abstentions and broker non-votes will not be deemed represented at a Special Meeting for the purposes of calculating the vote on any matter. As a result, an abstention or broker non-vote will have the same effect as a vote against Proposal 1 or Proposal 2. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company or by attendance at a Special Meeting.

   Under the Company's Articles of Incorporation, a quorum is constituted by the presence in person or by Proxy of the holders of one-third of the shares issued and outstanding and entitled to vote at a Special Meeting. In the event that a quorum is not present at a Special Meeting, or in the event that a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of a Special Meeting for a period or periods of not more than 120 days in the aggregate to permit further solicitation of proxies. In determining whether to adjourn a Special Meeting, the following factors may be considered: the nature of the proposals that are the subject of a Special Meeting, the percentage of affirmative votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by Proxy at the session of a Special Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies required to be voted against any such proposal. A stockholder vote may be taken on the proposal in this Joint Proxy Statement prior to any adjournment if sufficient votes have been received for approval.

   A copy of the Fund's Annual Report to Shareholders for the fiscal year ended December 31, 2003 and the Fund's Semi-Annual Report to Shareholders for the period ended June 30, 2004 may be obtained without charge by writing to the Company or calling (800) 426-9363. The Annual Report to Shareholders, containing audited financial statements for the fiscal year ended December 31, 2003, and the Semi-Annual Report to Shareholders preceded the mailing of this Joint Proxy Statement and Notice of Special Meeting and should not be regarded as proxy solicitation material. If more than one member of a household is a shareholder of one of the Funds, a single copy of the Joint Proxy Statement may be mailed to the shared address for multiple shareholders, unless the Company has received contrary instructions from one or more of the shareholders. Shareholders who prefer to receive separate Joint Proxy Statements should write to the Company or call (800) 426-9363. Upon receiving such notice, the Company will deliver a separate Joint Proxy Statement to the shareholder.

   Appendix A hereto lists the persons that, as of October 8, 2004, owned beneficially or of record 5% or more of the outstanding shares of any class of the Large Cap Growth Fund or the Equity Income Fund. As of October 8, 2004, the executive officers and Directors of the Company, as a group, beneficially owned less than 1% of the outstanding shares of either the Large Cap Growth Fund or the Equity Income Fund.

         PROPOSAL 1--APPROVAL OF A CHANGE TO THE INVESTMENT OBJECTIVE

                   (Large Cap Growth Fund shareholders only)

   Currently, the Large Cap Growth Fund's investment objective is to "seek to provide long-term capital appreciation by investing primarily in common stocks and securities convertible into common stocks of domestic and foreign companies; current income is a secondary consideration."

   If approved by shareholders, the Fund's new investment objective would be to "seek to provide long-term capital appreciation."

   Under the investment objective as proposed, the Fund would no longer be seeking to provide, as a secondary objective, current income. The Fund would focus exclusively on what is currently its primary investment objective: providing long-term capital appreciation. The removal of the secondary objective would allow the Fund to focus its investments in companies that appear to offer the potential for above average, accelerating earnings or revenue growth, dominant market positions, improving operating efficiency and increased earnings per share. 80% of the Fund's assets (meaning its net assets plus the amount of borrowings for investment purposes) will continue to be invested in large-capitalization stocks (meaning companies with market capitalizations of $5 billion or more). Further, although the Fund will continue to invest primarily in common stocks and securities convertible into common stocks of domestic and foreign companies, the Fund's investment objective will no longer contain this qualification. The deletion of this language from the investment objective is intended primarily to simplify the investment objective.

   The Fund's investment objective is a fundamental policy of the Fund. As such, it cannot be changed without the approval of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Adviser, the Fund's investment adviser, recommended to the Board of Directors of the Company, at meetings on September 24, 2004 and October 1, 2004, that the Board approve the proposed change to the investment objective of the Fund and submit the proposal to shareholders for their consideration. At the September 24, 2004 and October 1, 2004 meetings, the Board, a majority of whom are not "interested persons" of the Company, as defined in the 1940 Act (the "Disinterested Directors"), unanimously determined that the change to the investment objective was in the best interests of shareholders of the Fund and determined to submit the proposal to shareholders for their approval. At the Board's meetings, the Adviser discussed with the Board the reasons it proposed changing the Fund's investment objective, including that the change would allow the Fund to focus its investments in growth stocks. The Adviser also discussed with the Board a number of related, complementary changes that would be made if the change to the investment objective was approved by the Board and shareholders. These related changes, which were considered by the Board in approving the proposal, are discussed below.

   The principal investment strategies of the Fund, as described in its current prospectus, would remain largely unchanged, except that while the Fund's portfolio generally includes large-capitalization stocks of 40 to 60 companies whose market capitalizations are $5 billion or more, the Fund would (if the change to the investment objective is approved) increase the range of the number of companies in which it invests to 40 to 80 companies. The main investment risks of the Fund are not expected to change materially as a result of the change to the investment objective. The Fund's fundamental investment limitations--that is, its limitations that may not be changed without shareholder approval--are not proposed to be changed. The proposed change to the investment objective is not expected to result in a significant rebalancing of the Fund's portfolio, however there can be no assurance that portfolio turnover will not increase in the future.

   In connection with narrowing the focus of the Fund to growth stocks, the Fund's benchmark index--that is, the principal index to which the Fund compares its performance--would also change. The benchmark is currently the S&P 500 Index; but would change to the Russell 1000 Growth Index. The Adviser believes that the Russell 1000 Growth Index would be a more appropriate benchmark for the Fund if the proposal to change the investment objective is approved. Accordingly, future shareholders reports and prospectuses would show performance information as compared to the Russell 1000 Index.

   Currently, the Fund declares and pays dividends monthly. Beginning January 1, 2005, the Fund will declare and pay dividends, if any, annually. This change will be implemented regardless of whether the change to the investment objective is approved.

   The portfolio manager of the Fund recently has changed. Since October 1, 2004, the Fund has been managed by Lennis Koontz. Prior to joining The Bank of New York in 2003, Mr. Koontz was with Weiss, Peck & Greer from 2000 to 2003. At WPG he was a Managing Director and head of the large cap growth strategy and manager of the WPG Large-Cap Growth Fund. Before joining WPG, he was a Managing Director and partner at Capital Management Associates where he was the co-portfolio manager and co-Chief Investment Officer for a $600 million equity portfolio. Prior to that, Mr. Koontz was Vice President for Investments at Smith Barney Capital Management, and earlier, a Managing Director and Senior Portfolio Manager at Scudder, Stevens & Clark, Inc. He began his career in the Pension Consulting Division at Paine Webber, Jackson & Curtis.

   If approved, the change to the investment objective of the Fund and the related changes noted above (unless otherwise noted) would take effect shortly after approval is received.

Required Vote

   In order to be approved by shareholders, Proposal 1 must be approved by the holders of a majority of the outstanding voting securities of the Fund, which is defined in the 1940 Act as the lesser of (i) 67% of such shares present at the Special Meeting if the owners of more than 50% of the shares of such Fund then outstanding are present in person or by proxy, or (ii) more than 50% of the outstanding shares of such Fund, without regard to class.

   In the event shareholder approval of the change to the investment objective is not obtained, the Directors will take such action as they deem to be in the best interests of the Fund and its shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING THE DISINTERESTED DIRECTORS, RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

         PROPOSAL 2--APPROVAL OF A CHANGE TO THE INVESTMENT OBJECTIVE

                    (EQUITY INCOME FUND SHAREHOLDERS ONLY)

   Currently, the Equity Income Fund's investment objective is to "seek to provide long-term capital appreciation with a yield greater than the yield of the Standard & Poor's 500(R) Index."

   If approved by shareholders, the Fund's new investment objective would be to "seek to provide long-term capital appreciation." If the new investment objective is approved, the Fund's name would change to "Large Cap Equity Fund", reflecting its new strategy of investing in equity securities of large-capitalization issuers, which is discussed below.

   Under the investment objective as proposed, the Fund will continue to seek long-term capital appreciation, but would no longer seek to achieve a yield greater than the yield of the Standard & Poor's 500(R) Index. This change would allow the Fund to focus primarily on long-term capital appreciation, without consideration of any yield or current income component. In connection with the change in investment objective, the Fund's principal investment strategies would be revised, as set forth below. Among other things, 80% of the Fund's assets (meaning its net assets plus the amount of borrowings for investment purposes) would be invested in equity securities of large-capitalization issuers, and the Fund would maintain a weighted market capitalization of at least $5 billion.

   The Fund's investment objective is a fundamental policy of the Fund. As such, it cannot be changed without the approval of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act. The Adviser, the Fund's investment adviser, recommended to the Board of Directors of the Company, at meetings on September 24, 2004 and October 1, 2004, that the Board approve the proposed change to the investment objective of the Fund and submit the proposal to shareholders for their consideration. At the September 24, 2004 and October 1, 2004 meetings, the Board, a majority of whom are Disinterested Directors, unanimously determined that the change to the investment objective was in the best interests of shareholders of the Fund and determined to submit the proposal to shareholders for their approval. At the Board's meetings, the Adviser discussed with the Board the reasons it proposed changing the Fund's investment objective, including that the change would allow the Fund to focus its investments in equity securities of large-capitalization issuers without a focus on current income. The Adviser also discussed with the Board a number of related, complementary changes that would be made if the change to the investment objective was approved by the Board and shareholders. These related changes, which were considered by the Board in approving the proposal, are discussed below.

   If the change to the investment objective is approved by shareholders, the principal investment strategies of the Fund would be revised. At such time, the Fund (under its new name--the Large Cap Equity Fund) would have the following principal investment strategies:

   "The Fund invests primarily in large, established companies with proven track records and the potential for superior relative earnings growth.

   The Fund's investment process begins with a top-down assessment of broad economic, political and social trends and their implications for different market and industry sectors. Next, fundamental research is used to identify companies that appear to offer the following:

     .   Potential for above average earnings and revenue growth

     .   Sustainable competitive advantage

     .   Strong or improving financial condition

     .   Earnings power that is either unrecognized or underestimated

   The Fund's portfolio generally includes large-capitalization stocks of companies whose market capitalization is $5 billion or more. The Fund may also invest up to 20% of its overall portfolio in companies with a market capitalization of less than $5 billion. However, such companies will have a market capitalization of at least $100 million at the time of purchase.

   Under normal circumstances, the Fund will invest at least 80% of its Assets in equity securities of large-capitalization issuers and will maintain a weighted market capitalization of at least $5 billion. "Assets" means net assets plus the amount of borrowings for investment purposes. (The Fund will provide its shareholders with at least 60 days' prior notice of any change in this non-fundamental "80%" policy.) Equity securities may include common stocks, preferred stocks, convertible securities, equity interests in foreign investment funds or trusts, and depository receipts."

   The proposed investment strategies are not expected to change the main investment risks of the Fund, except for a potential reduction in risks associated with debt securities (primarily interest rate risk) and convertible securities. The Fund would still be subject to the risk that the large-capitalization issuers in which the Fund invests could fall out of favor with the market, particularly in comparison with small- or medium-capitalization issuers. The long-term capital appreciation of large-capitalization issuers has historically lagged smaller companies. The Fund's fundamental investment limitations--that is, its limitations that may not be changed without shareholder approval--are not proposed to be changed. The proposed change to the investment objective is not expected to result in a significant rebalancing of the Fund's portfolio, however there can be no assurance that portfolio turnover will not increase in the future.

   The Fund's performance benchmark, the S&P 500 Index, would not change as a result of the proposed change to the investment objective. Further, the Fund would continue to be managed by its current portfolio manager, Irene D. O'Neill, CFA.

   Currently, the Fund declares and pays dividends monthly. Beginning January 1, 2005, the Fund will declare and pay dividends, if any, annually. This change will be implemented regardless of whether the change to the investment objective is approved.

   If approved, the change to the investment objective of the Fund and the related changes discussed above (unless otherwise noted) would take effect shortly after approval is received, but not earlier than January 1, 2005 (more than 60 days after the date of this Joint Proxy Statement).

Required Vote

   In order to be approved by shareholders, Proposal 2 must be approved by the holders of a majority of the outstanding voting securities of the Fund, which is defined in the 1940 Act as the lesser of (i) 67% of such shares present at the Special Meeting if the owners of more than 50% of the shares of such Fund then outstanding are present in person or by proxy, or (ii) more than 50% of the outstanding shares of such Fund, without regard to class.

   In the event shareholder approval of the change to the investment objective is not obtained, the Directors will take such action as they deem to be in the best interests of the Fund and its shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING THE DISINTERESTED DIRECTORS, RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

   SERVICE PROVIDERS. The Bank of New York, with its principal offices located at One Wall Street, New York, New York 10286, is a wholly-owned subsidiary of The Bank of New York Company, Inc. which is located at the same address. The Bank of New York is a bank organized under the laws of the State of New York. Founded by Alexander Hamilton in 1784, it is one of the largest commercial banks in the United States, with over $ 97 billion in assets, as of June 30, 2004. The Bank of New York began offering investment services in the 1830s and today manages more than $92 billion in investments for institutions and individuals, as of June 30, 2004. The Bank of New York is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, The Bank of New York offers a wide range of services, primarily to governmental, institutional, corporate and individual customers in the United States and throughout the world. BNY Hamilton Distributors, Inc., a wholly owned subsidiary of The BISYS Group, Inc., located at 90 Park Avenue, New York, New York 10956 serves as the administrator and distributor of the Company.

   SHAREHOLDER PROPOSALS. Maryland corporations that are registered investment companies, such as the Company, are not required to conduct annual shareholder's meetings except in certain specified circumstances. Therefore it is anticipated that regular annual meetings will not be held in the future except as required by the 1940 Act, or as otherwise required by Maryland law.

   OTHER MATTERS TO COME BEFORE A SPECIAL MEETING. No business other than as set forth herein is expected to come before a Special Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of a Special Meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interests of the Company.

   VOTING BY PHONE OR INTERNET. Voting by telephone or through the Internet will reduce the time and costs associated with the proxy solicitation. When the Company records proxies by telephone or through the Internet, it will use procedures designed to (i) authenticate shareholders' identities, (ii) allow shareholders to authorize the voting of their shares in accordance with their instructions and (iii) confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

   Whichever voting method you choose, please read the full text of the proxy statement before you vote.

                                          Traci Thelen
                                          Secretary

Dated: October [  ], 2004

Shareholders who do not expect to be present at a Special Meeting and who wish to have their shares voted are requested to date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required if mailed in the United States.

                                  APPENDIX A

   As of October 8, 2004, the following persons owned beneficially or of record 5% or more of the outstanding shares of the specified class of the Large Cap Growth Fund:


         Name and Address                      Percentage No. of Shares
         ----------------                      ---------- -------------
         Institutional Class
         -------------------
         Post & Co.*..........................   73.82%    26,027,216
           P.O. Box 1066 Wall Street Station
          c/o The Bank of New York
          New York, NY 10286

         Wendel & Co.*........................   17.66%     6,226,542
           P.O. Box 1066 Wall Street Station
           c/o The Bank of New York
           New York, NY 10286

         Wachovia Bank FBO*...................    6.27%     2,211,601
           1525 West Wt Harris Blvd.
           Charlotte, NC 28288-1151

         Class A
         -------

         Wachovia Bank FBO*...................   46.56%       537,050
           1525 West Wt Harris Blvd.
           Charlotte, NC 28288-1151

   As of October 8, 2004, the following persons owned beneficially or of record 5% or more of the outstanding shares of the specified class of the Equity Income Fund:


       Name and Address                         Percentage No. of Shares
       ----------------                         ---------- -------------
       Institutional Class
       -------------------
       Post & Co.*.............................   64.81%    16,889,752
         P.O. Box 1066 Wall Street Station
         c/o The Bank of New York
         New York, NY 10286

       Henry Phillip Kraft Family Memorial Fund    6.30%     1,642,355
         New York Community Trust
         c/o Heidi Hotzler
         2 Park Avenue--24th Floor
         New York, NY 10016

       Wachovia Bank FBO*......................   31.20%     8,131,611
         1525 West Wt Harris Blvd.
         Charlotte, NC 28288-1151

            Name and Address               Percentage No. of Shares
            ----------------               ---------- -------------
            Class A
            -------

            HSBC Brokerage USA Inc.*......     20.57%       539,390
              452 Fifth Avenue
              New York, NY 10018

            Wachovia Bank FBO*............      9.10%       238,578
              1525 West Wt. Harris Blvd.
              Charlotte, NC 28288-1151

            Class C
            -------

            Pershing LLC*.................    100.00%         2,002
              P.O. Box 2052
              Jersey City, NJ 07303
--------
* The Company does not believe this entity is the beneficial owner of shares held of record by it.

BNY HAMILTON FUNDS, INC.
3435 STELZER ROAD
COLUMBUS, OHIO 43219

THREE EASY WAYS TO VOTE YOUR PROXY
Read the Proxy Statement and have the Proxy card at hand.
TELEPHONE: Call __________________ and follow the simple instructions.
INTERNET: Go to www. __________________ and follow the on-line directions.
MAIL: Vote, sign, date and return your proxy by mail.
If you vote by Telephone or Internet, do not mail your proxy.

999 999 999 999 99

BNY HAMILTON LARGE CAP GROWTH FUND

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Stephanie Pfromer and Daniel Igo, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated below, all shares of the above Company held of record by the undersigned on October 8, 2004 at the Special Meeting of Shareholders to be held on December 9, 2004 at 10:00 a.m. at the offices of BISYS Fund Services at 100 Summer Street, Suite 1500, Boston, MA 02110, and at any adjournment thereof.

The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Date __________________ , 2004

Signature(s) (Title(s) if applicable) (Sign in the Box)

When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate signer's office. If a partnership, please sign in partnership name.

BNY - BISYS MBD

Please fill in box(es) as shown using black or blue ink or number 2 pencil. X PLEASE DO NOT USE FINE POINT PENS.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR the proposal.

FOR      AGAINST         ABSTAIN

1. To approve a change to the BNY Hamilton Large Cap Growth Fund's investment objective; and

2. To transact such other business as may properly come before the Special Meeting, or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BNY - BISYS MBD